MANAGEMENT FEE AGREEMENT

EFFECTIVE AS January, 2006

XL Generation AG,a company duly created and organized under the legislation of Switzerland, duly represented by Mr Alain Lemieux who declares being authorized to sign the present document.

Hereinafter referred to as the “XLG”)

AND:
Polyprod inc., a company duly created under the Laws of Canada, duly represented by Mr. Domenico Malatesta who declares being authorized to sign the present document;

(Hereinafter referred to as the “Polyprod”)

RECITALS

A.    XLG has appointed Polyprod to manufacture turf and non turf sport surfaces including landscape and playground.

B.    XLG maintains a bureau of “liaison” in Montreal mainly for customer after sale support, support to agent and distributor and for marketing and to oversee Polyprod’s manufacturing process.

C.    XLG staff in Montreal, has no power of any kind to close sales with client.

D.    Some sales of XLG may be closed with Canadian Customer and GST and PST should be collected by the Vendor but XLG does not have Registration Number for GST and PST.

E    Polyprod is willing, in consideration of a fee, to act as the representative of XLG in Canada for some technical or clerical issue regarding its activity in Canada which does not attract business income but which is important for XLG.

AGREEMENT

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NOW, THEREFORE, in consideration of the foregoing, the agreements contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	POLYPROD AS THE REPRESENTATIVE OF XLG IN POLYPROD

1.1.	XLG hereby appoints Polyprod, which accept, as the representative of XLG for the following financial issues:

1.1.1.	To use Polyprod’s registration number with the Tax Authorities in respect of Payroll taxes, GST and PST. Polyprod shall be the representative of XLG in Canada for the purpose of the said legislations.

1.1.2.	To employ, under the name of Polyprod, all the staff required by XLG to be hired in Canada.

1.1.3.	To pay the salary of XLG’s staff appointed to Polyprod and including all the payroll taxes and other similar taxes payable by Canadian employees in normal circumstance.

1.1.4.	To reimburse expenses, from time to time, to the employees of XLG upon authorization of XLG.

1.1.5.	To pay other fees, including consulting fees, required by XLG to third parties.

1.1.6.	To pay administrative fee charged by Polyprod for the use of the premises of Polyprod by XLG and other charges related to the premises.

1.1.7.	To maintain a separate bank account related to issues addressed in this document.

1.1.8.	Generally to act as the representative of XLG regarding Polyprod and regarding transfer of money that can be transferred on behalf of XLG to Polyprod by third parties.

2.	POLYPROD AS VENDOR OF XLG’S PRODUCT IN CANADA

2.1.	For all the sales in the Canadian territory, Polyprod shall be the Vendor in order to avoid any GST and PST problems with the Tax Authorities. Polyprod shall act as the representatives of XLG.

2.2.	The profit derived form the Canadian sales will be the ownership of XLG.

2.3.
However, section 2.2 shall apply as long as Polyprod will remain an independent legal entity. If, after negotiation, Polyprod becomes the subsidiary of XLG, the profit from the Canadian sales shall remain the ownership of Polyprod.

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2.4.	As long as Polyprod is not a subsidiary of XLG, XLG hereby reserves its right to appoint another a third party to make to sales for the Canadian territory to keep those sales for itself.

3.	MONEY CONSIDERATION

3.1.
In consideration for the services to be rendered by Polyprod to XLG, XLG is entitled to a fee to be determined between the parties but that shall represent the fair market value of such services if those services would be rendered by a third party.

3.2.
However, in the determination of the fees payable under section 3.1, Polyprod shall considered the fact that XLG may grant Polyprod with the right of doing sales in Canada, and keeps the profits to compensate in whole or in part the services to be rendered in Article 1.

4.	TERM

The term of this Agreement shall be for an indefinite time but may be terminated at any time by a written notice sent to the other party at least 2 months of the termination date.

5.	NOTICES

Any offer, acceptance, rejection, notice, consent, request. authorization, permission, direction or other instrument required or permitted to be given hereunder shall be in writing and given by delivery or sent by fax or similar telecommunications device and addressed:

5.	If addressed to XL Generation Polyprod inc.: 335 Broadway Montreal, Polyprod Attention: Daniel Chaussé If addressed to XL Generation AG: Sumfptrasse 32 Zug, Switzerland Attention: Albert Beerli

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or such other address or telephone number as the party to whom such notice or other communication is to be given shall have specified in writing to the other party pursuant to this Section. Any notice or communication given under this Section shall be deemed to have been given as of the date it was SO placed in the hands of any express courier service, or faxed, or as of the date of delivery in person.

6.	CORPORATE AUTHORITY

The warrant parties represent that they have taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby, and that the respective representative executing this Agreement on their behalf is duly authorized to act in such capacity. Licensor further warrants and represents that the execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly authorized and approved by Licensor’s Board of Directors and by Licensor’ s shareholders.

7.	LEGAL REPRESENTATION; UNDERSTANDING 0F AGREEMENT

In entering into this Agreement, the parties represent that they have relied upon the legal advice of their own respective attorneys, who are the attorneys of their own choice. The parties further represent that the terms of this Agreement have been completely read and explained to them by their respective attorney and that such terms are fully understood and voluntarily accepted by said parties.

8.	BINDING AGREEMENT

This Agreement shall be binding upon. and inure to the benefit of, the undersigned parties and their respective officers, directors, shareholders, employees, agents. attorneys, independent contractors, successors and assigns.

9.	ENTIRE AGREEMENT; AMENDMENT

This Agreement and the attached exhibit contain the entire agreement of the parties with respect to the subject matter of this Agreement and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto. Any waiver of any term or condition of this Agreement, or any amendment, modification or supplementation of this Agreement shall be effective only if it is in writing and signed by all of the parties.

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10.	SEVERABILITY

If a court of competent jurisdiction finds that any part of this Agreement is invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

11.	HEADINGS

The headings used in this Agreement are for convenience of reference only and shall not be used in construing the provisions of the Agreement.

12.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws in force in Switzerland except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

13.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

EXECUTED in FOUR (2) original copies and on the respective dates appearing under the parties’ signatures below and effective as of the date upon which all of the parties have signed this Agreement.

XLGENERATION AG	POLYPROD INC.

/s/ Alain Lemieux	/s/ Domenico Malatesta
Alain Lemieux	Domenico Malatesta